Exhibit 4-1(a)

                             STATE OF SOUTH CAROLINA
                               SECRETARY OF STATE

                              ARTICLES OF AMENDMENT



TYPE OR PRINT CLEARLY IN BLACK INK

Pursuant Section 33-10-106 of the 1976 South Carolina Code of Laws, as amended, the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation:

1.   The name of the corporation is GrandSouth Bancorporation

2.   Date of Incorporation  June 7, 2000

3. Agent's Name and Address Ronald K. Earnest, 381 Halton, Road, Greenville, SC 29607

4. On January 5, 2009, the corporation adopted the following Amendment(s) of its Articles of Incorporation: (Type or attach the complete text of each Amendment)

     See Text of Amendment to Articles of Incorporation attached hereto.






5. The manner, if not set forth in the Amendment, in which any exchange, reclassification, or cancellation of issued shares provided for in the Amendment shall be effected, is as follows: (if not applicable, insert "not applicable" or "NA").








6.   Complete either "a" or "b," whichever is applicable.

     a.   [x]  Amendment(s) adopted by shareholder action.

               At the  date of  adoption  of the  Amendment(s),  the  number  of
               outstanding   shares  of  each  voting  group  entitled  to  vote
               separately on the Amendment(s), and vote of such shares was:

                                Number of              Number of            Number of Votes         Number of Undisputed
         Voting                Outstanding           Votes Entitled         Represented at                 Shares
         Group                   Shares                to be Cast             the Meeting              For or Against
         -----                   ------                ----------             -----------              --------------

        Common                   3,565,964             3,565,964             2,497,249               2,483,073  13,777





                                               GrandSouth Bancorporation
                                               ---------------------------------
                                                  Name of Corporation


        Note: Pursuant to Section 33-10-106(6)(i), of the 1976 South Carolina Code of Laws, as amended, the corporation can alternatively state the total number of disputed shares cast for the amendment by each voting group together with a statement that the number cast for the amendment by each voting group was sufficient for approval by that voting group.


b.       [ ]   The Amendment(s)  was duly adopted by the  incorporators or board of directors  without  shareholder  approval pursuant to Sections
               33-6-102(d),  33-10-102 and 33-10-105 of the 1976 South  Carolina
               Code of Laws, as amended, and shareholder action was not required.

7. Unless a delayed dated is specified, the effective date of these Articles of Amendment shall be the date of acceptance for filing by the Secretary of State (See Section 33-1-230(b) of the 1976 South Carolina Code of Laws, as amended) _______________________________________________________________________


Date January 5, 2009
     ----------------------             GrandSouth Bancorporation
                                        ----------------------------------------
                                        Name of Corporation

                                        s/Ronald K. Earnest, President
                                        ----------------------------------------
                                        Signature

                                        Ronald K. Earnest, President
                                        ----------------------------------------
                                        Type or Print Name and Office



                               FILING INSTRUCTIONS

1. Two copies of this form, one of which can be either a duplicate original or a conformed copy, must be filed.


2. If the space in this form is insufficient, please attach additional sheets containing a reference to the appropriate paragraph in this form.

3. Filing fees and taxes payable to the Secretary of State at time of filing application.

         Filing Fee                                      $  10.00
         Filing Tax                                        100.00
                                                           ------
         Total                                           $ 110.00

         Return to:        Secretary of State
                           PO Box 11350
                           Columbia, SC 29211




DOM-ARTICLES OF AMENDMENT                       FORM REVISED BY SOUTH CAROLINA
                                                SECRETARY OF STATE, JANUARY 2000

                            GRANDSOUTH BANCORPORATION

                  Text of Amendment to Articles of Incorporation


         Article 3 of the Articles of Incorporation of GrandSouth Bancorporation is amended to read as follows:

         3. The corporation is authorized to issue shares of stock as follows. Complete a or b whichever is applicable:

         a. /_/ The corporation is authorized to issue a single class of shares, and the total number of shares authorized is _____________________.

         b. /X/ The corporation is authorized to issue more than one class of shares:

                  Class of Shares              Authorized No. of Each Class

                  Common Stock                          20,000,000

                  Preferred Stock                       20,000,000


         The relative rights, preferences, and limitations of the shares of each class, and of each series within a class, are as follows:

          Common Stock: The shares of common stock shall have unlimited voting rights and are entitled, together with any series of preferred stock which also has such right specified, to receive the net assets of the corporation upon dissolution.

          Preferred Stock: The board of directors may determine, in whole or part, the preferences, limitations, and relative rights (within the limits set forth in Section 33-6-101 of the South Carolina Business Corporation Act) of one or more series within the class of preferred stock before the issuance of any shares of that series.